                                                                   EXHIBIT 10.16






                                CYBERGOLD, INC.

             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                  MAY 18, 1999

                                TABLE OF CONTENTS

                                                                                          Page
1.  Purchase and Sale of Stock and Warrants..................................................1
        1.1  Sale and Issuance...............................................................1
        1.2  Closing.........................................................................1

2.  Representations and Warranties of the Company............................................2
        2.1  Organization, Good Standing and Qualification...................................2
        2.2  Capitalization and Voting Rights................................................2
        2.3  Subsidiaries....................................................................3
        2.4  Authorization...................................................................3
        2.5  Valid Issuance of Stock and Warrants............................................3
        2.6  Governmental Consents...........................................................4
        2.7  Offering........................................................................4
        2.8  Litigation......................................................................4
        2.9  Proprietary Information and Inventions Agreement................................4
        2.10  Patents and Trademarks.........................................................4
        2.11  Compliance with Other Instruments..............................................5
        2.12  Agreements; Action.............................................................5
        2.13  Related-Party Transactions.....................................................6
        2.14  Permits........................................................................6
        2.15  Environmental and Safety Laws..................................................7
        2.16  Manufacturing and Marketing Rights.............................................7
        2.17  Disclosure.....................................................................7
        2.18  Registration Rights............................................................7
        2.19  Corporate Documents............................................................7
        2.20  Title to Property and Assets...................................................7
        2.21  Financial Statements...........................................................7
        2.22  Changes........................................................................8
        2.23  Employee Benefit Plans.........................................................9
        2.24  Tax Returns....................................................................9
        2.25  Labor Agreements and Actions; Employee Compensation............................9
        2.26  Insurance.....................................................................10
        2.27  Section 83(b) Elections.......................................................10

3.  Representations and Warranties of the Investors.........................................10
        3.1  Authorization..................................................................10
        3.2  Purchase Entirely for Own Account..............................................10
        3.3  Disclosure of Information......................................................10
        3.4  Investment Experience..........................................................11
        3.5  Accredited Investor............................................................11
        3.6  Restricted Securities..........................................................11
        3.7  Further Limitations on Disposition.............................................11



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
        3.8  Legends........................................................................12

4.  Conditions of Investors' Obligations at Closing.........................................12
        4.1  Representations and Warranties.................................................12
        4.2  Performance....................................................................12
        4.3  Compliance Certificate.........................................................12
        4.4  Qualifications.................................................................12
        4.5  Proceedings and Documents......................................................13
        4.6  Proprietary Information and Inventions Agreements..............................13
        4.7  Bylaws; Board of Directors.....................................................13
        4.8  Restated Articles..............................................................13
        4.9  Investors' Rights Agreement....................................................13
        4.10  Opinion of Company Counsel....................................................13

5.  Conditions of the Company's Obligations at Closing......................................13
        5.1  Representations and Warranties.................................................13
        5.2  Payment of Purchase Price......................................................13
        5.3  Qualifications.................................................................13

6.  Miscellaneous...........................................................................13
        6.1  Survival of Warranties.........................................................14
        6.2  Successors and Assigns.........................................................14
        6.3  Governing Law..................................................................14
        6.4  Counterparts...................................................................14
        6.5  Titles and Subtitles...........................................................14
        6.6  Notices........................................................................14
        6.7  Finder's Fee...................................................................14
        6.8  Expenses.......................................................................14
        6.9  Amendments and Waivers.........................................................15
        6.10  Severability..................................................................15
        6.11  Corporate Securities Law......................................................15
        6.12  Aggregation of Stock..........................................................15
        6.13  Entire Agreement..............................................................15
        6.14  Waiver of Conflicts...........................................................15

SCHEDULE A          Schedule of Investors
SCHEDULE B          Schedule of Exceptions

EXHIBIT A           Amended and Restated Articles of Incorporation
EXHIBIT B           Form of Warrant to Purchase Series D Preferred Stock
EXHIBIT C           Amended and Restated Investors' Rights Agreement
EXHIBIT D           Opinion of Counsel for the Company



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                                 CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


               THIS SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is made as of the 18th day of May, 1999, by and among CyberGold, Inc., a California corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

               THE PARTIES HEREBY AGREE AS FOLLOWS:

               1.     Purchase and Sale of Stock and Warrants.

               1.1    Sale and Issuance.

                      (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                      (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series D Preferred Stock and a warrant to purchase up to that number of shares of the Company's Series D Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth thereon (the "Purchase Price").

                      (c) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Series D Preferred Stock, (ii) the sale and issuance to the Investors of the warrants to purchase Series D Preferred Stock (the "Warrants"), (iii) the issuance of the shares of Series D Preferred Stock to be issued upon exercise of the Warrants (the "Warrant Shares") and (iv) the issuance of the shares of Common Stock to be issued upon conversion of the Series D Preferred Stock and the Warrant Shares (the "Conversion Shares"). The Series D Preferred Stock, the Warrant Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles. The Warrants shall be issued in the form attached hereto as Exhibit B.

               1.2 Closing. The purchase and sale of the Series D Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, at 10:00 a.m., on May 18, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor (a) a certificate representing the Series D Preferred Stock that such Investor is purchasing and (b) a Warrant to purchase that number of shares of Series D Preferred Stock set forth opposite such Investor's name on Schedule A hereto, against payment of the Purchase Price therefor by check, wire transfer or any combination thereof.

               2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

               2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

               2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                      (a) Preferred Stock. 17,180,000 shares of Preferred Stock (the "Preferred Stock"). The Preferred Stock consists of 3,185,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"), of which 3,000,000 shares are issued and outstanding, 2,144,971 shares of Series B Preferred Stock (the "Series B Preferred Stock"), of which 2,092,471 are issued and outstanding, 8,000,029 shares of Series C Preferred Stock (the "Series C Preferred Stock"), of which 6,283,792 are issued and outstanding and 3,850,000 shares of Series D Preferred Stock (the "Series D Preferred Stock"), none of which will be outstanding immediately prior to the Closing and up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Restated Articles.

                      (b) Common Stock. 25,520,000 shares of common stock (the "Common Stock"), of which 6,143,518 shares are issued and outstanding.

                      (c) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

                      (d) Except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the rights provided in Section 2.4 of the Investors' Rights Agreement (as defined below), (iii) outstanding warrants to purchase up to 22,500 shares of Series B Preferred Stock, (iv) an outstanding warrant to purchase up to 250,000 shares of Common Stock, (v) warrants to purchase shares of Series D Preferred Stock to be issued hereunder, (vi) outstanding options to purchase up to an aggregate of 185,000 shares of Series A Preferred Stock and
(vii) currently outstanding options to purchase 2,534,507 shares of Common Stock granted to employees and other service providers pursuant to the Company's 1996 Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive



                                       2
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rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options currently outstanding under the Option Plan, the Company has reserved an additional 621,975 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. Except for a voting provision contained in the Investors' Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

               2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

               2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Amended and Restated Investors' Rights Agreement by and among the Company the investors listed on Schedule A thereto and A. Nathaniel Goldhaber, dated May 18, 1999 (the "Investors' Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of (a) the Series D Preferred Stock and the Warrants being sold hereunder, (b) the Warrant Shares issuable upon exercise of the Warrants and (c) the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

               2.5 Valid Issuance of Stock and Warrants. The Series D Preferred Stock and the Warrants that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrants and the Investors' Rights Agreement and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise of the Warrants and the Conversion Shares issuable upon conversion of the Series D Preferred Stock purchased under this Agreement or upon conversion of the Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles and/or the Warrants, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.



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               2.6  Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Articles with the Secretary of State of California; and (ii) the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days of the Closing, or such other post-closing securities filings as may be required.

               2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series D Preferred Stock and the Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, overtly threatened against the Company that questions the validity of this Agreement or the Investors' Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

               2.9 Proprietary Information and Inventions Agreement. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

               2.10 Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of, or right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of



                                       4
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any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

               2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

               2.12   Agreements; Action.

                      (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                      (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations outside the normal course of business (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company



                                       5
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(other than the license of the Company's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

                      (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                      (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                      (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                      (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

               2.13 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

               2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial



                                       6
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condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

               2.15 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

               2.16 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

               2.17 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series D Preferred Stock and the Warrants and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. To the best of its knowledge, neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

               2.18 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

               2.19 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

               2.20 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               2.21 Financial Statements. The Company has delivered to each Investor its unaudited financial statements (balance sheet, income statement and statement of cash flows) as at December 31, 1998 and for the fiscal year then ended and its unaudited financial statements (balance sheet and statement of operations) as at and for the three-month period ended March 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance



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with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

               2.22   Changes.  Since March 31, 1999 there has not been:

                      (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                      (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                      (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                      (f) any material change in any compensation arrangement or agreement with any employee;

                      (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

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                      (h) any resignation or termination of employment of any
key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                      (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                      (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                      (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                      (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                      (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                      (n) any agreement or commitment by the Company to do any of the things described in this Section 2.22.

               2.23 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

               2.24 Tax Returns. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects, except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions.

               2.25 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

               2.26 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

               2.27 Section 83(b) Elections. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

               3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

               3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

               3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock and the Warrant to be received by such Investor, the Warrant Shares issuable upon exercise of the Warrant and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock and the Warrant. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the Warrant and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

               3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock and the Warrant. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock and the Warrant.

               3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

               3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

                      (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                      (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                      (c) Notwithstanding the provisions of Paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

               3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                      (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

               4. Conditions of Investors' Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

               4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               4.6 Proprietary Information and Inventions Agreements. Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

               4.7 Bylaws; Board of Directors. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of eight (8) persons. After the Closing, the Board of Directors will be composed of Chris Alafi, Jay Chiat, A. Nathaniel Goldhaber, Garrett Gruener, Regis McKenna, Alan Salzman and Peter Sealey, and there shall be one (1) vacancy.

               4.8 Restated Articles. The Company shall have adopted and filed with the Secretary of State of California the Restated Articles in the form attached hereto as Exhibit A.

               4.9 Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached as Exhibit C.

               4.10 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

               5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

               5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

               5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               6.    Miscellaneous.

               6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

               6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               6.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

               The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               6.8 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall reimburse the reasonable fees and expenses of each of Cooley Godward LLP, special counsel for the Investors, and Ice Miller Donadio & Ryan, special counsel for CGI, LLC, not to exceed five thousand dollars ($5,000) and fifteen thousand dollars ($15,000), respectively, upon receipt of bills therefor. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants, the Investors' Rights Agreement, or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series D Preferred Stock issued and sold hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.11 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               6.12 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               6.14 Waiver of Conflicts. Each party to this Agreement acknowledges that Gunderson Dettmer, counsel for the Company, has in the past performed, and may continue to perform, legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual shareholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer's representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CYBERGOLD, INC.



                                        By:  /s/ A. Nathaniel Goldhaber
                                             -----------------------------------
                                             President

                                        Address:    2921 Adeline Street
                                                    Berkeley, California  94703





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        ALTA CALIFORNIA PARTNERS, L.P.
                                        By: Alta California Management Partners,
                                            L.P.


                                        By:  /s/ Garrett Gruener
                                             -----------------------------------
                                             General Partner


                                        ALTA EMBARCADERO PARTNERS, LLC


                                        By: /s/  Garrett Gruener
                                            ------------------------------------
                                            Member

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        VANTAGEPOINT VENTURE PARTNERS 1996
                                        By:  VantagePoint Associates LLC


                                        By: /s/ Alan Salzman
                                            ------------------------------------
                                            Managing Member

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        ALAFI CAPITAL CORPORATION



                                        By   /s/ Christopher Alafi
                                             -----------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title: General Partner
                                               ---------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Jay Chiat
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        E.S. FISHBURNE AND PATRICIA M.
                                        FISHBURNE, JTWROS


                                        By:  /s/ E.S. Fishburne
                                             -----------------------------------


                                        By:  /s/ Patricia M. Fishburne
                                             -----------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ A. Nathaniel Goldhaber
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Regis McKenna
                                        ----------------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        LEVINE FAMILY TRUST



                                        By:  /s/ Burgess Lea Levine
                                             -----------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        REESE M. JONES 1996 CHARITABLE
                                        REMAINDER UNITRUST



                                        By:  /s/ Reese M. Jones
                                             -----------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Frank and Marsia Richards
                                        ----------------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Daniel J. Schwinn
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Peter Sealey
                                        ----------------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ John Steuart
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Bradford C. Webb
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Bruce R. Katz
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Walter Link
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        /s/ Joshua Mailman
                                        ----------------------------------------

                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                       ZINSMEYER TRUSTS PARTNERSHIP



                                       By:  /s/ Andrew R. Zinsmeyer
                                            ------------------------------------
                                       Print Name:
                                                  ------------------------------
                                       Print Title:
                                                   -----------------------------

                                       Address: 7777 Bonhomme Street, Suite 1400
                                                Clayton, Missouri  63105-1301





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        GC&H INVESTMENTS



                                        By: /s/ John L. Cardoza
                                            ------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        OSPREY VENTURES, L.P.



                                        By:  /s/ David M. Stastny
                                             -----------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        CGI, LLC
                                        By:  CG Investors, LLC
                                             Its Manager


                                        By   /s/ Phillip E. Himelstein
                                             -----------------------------------
                                             Managing Member


                                        Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                        Telephone:
                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------





                        SIGNATURE PAGE TO CYBERGOLD, INC.
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


                                           NUMBER OF
                                        SHARES OF SERIES D      NUMBER OF              TOTAL
NAME AND ADDRESS                         PREFERRED STOCK       WARRANT SHARES     PURCHASE PRICE
----------------                         ---------------       --------------     --------------
ALAFI CAPITAL COMPANY                           311,855              93,557        $  810,823.00
9 Commodore Drive, #405
Emeryville, CA 94608

ALTA CALIFORNIA PARTNERS, L.P.                  656,162             196,849        $1,706,021.20
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

ALTA EMBARCADERO PARTNERS, LLC                   14,990               4,497        $   38,974.00
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

CGI, LLC                                        384,615                  --        $  999,999.00
c/o Phillip Himelstein
8910 Purdue Road, Suite 230
Indianapolis, IN 46268

JAY CHIAT                                        38,462              11,539        $  100,001.20
420 E. 54th Street
New York, NY 10022

E.S. FISHBURNE AND PATRICIA M
FISHBURNE (JTWROS)                               17,305               5,192        $   44,993.00
2373 Wulfert Road
Sanibel, FL 33957

GC&H INVESTMENTS                                  9,293               2,788        $   24,161.80
One Maritime Plaza, 20th Floor
San Francisco, CA 94111

A. NATHANIEL GOLDHABER                           76,923              23,077        $  199,999.80
261 Stonewall Road
Berkeley, CA 94705

REESE M. JONES 1996 CHARITABLE                   27,060               8,118        $   70,356.00
REMAINDER UNITRUST
1037 Vallejo Street
San Francisco, CA 94133

                                           NUMBER OF
                                        SHARES OF SERIES D      NUMBER OF              TOTAL
NAME AND ADDRESS                         PREFERRED STOCK       WARRANT SHARES     PURCHASE PRICE
----------------                         ---------------       --------------     --------------
BRUCE R. KATZ                                   192,308                  --        $  500,000.80
c/o Rosewood Stone Group
2320 Marinship Way, 2nd Floor
Sausalito, CA 94965

LEVINE FAMILY TRUST                              16,415               4,925        $   42,679.00
14080 Nacogdoches Road
PMB248
San Antonio, TX 78247

WALTER LINK                                      96,154                  --        $  250,000.40
c/o Fischer Gnehm & Notz
Schoental Str. 21
CH-8004 Zurich
Switzerland

JOSHUA MAILMAN                                   96,154                  --        $  250,000.40
c/o Sirius Business Corp.
150 East 58th Street, 14th Floor
New York, NY 10155

REGIS MCKENNA                                    22,020               6,606        $   57,252.00
1409 Galloway Court
Sunnyvale, CA 94087

OSPREY VENTURES, L.P.                           384,615                  --        $  999,999.00
3000 Sand Hill Road
Building 3, Suite 110
Menlo Park, CA 94025

FRANK RICHARDS AND MARSIA RICHARDS                2,114                 634        $    5,496.40
25 Cherry Street
Denver, CO 80220

DANIEL J. SCHWINN                                25,448               7,634        $   66,164.80
62 Commonwealth Avenue, #9
Boston, MA 02116

PETER SEALEY                                      2,240                 672        $    5,824.00
13513 Country Way
Los Altos Hills, CA 94022

                                           NUMBER OF
                                        SHARES OF SERIES D      NUMBER OF              TOTAL
NAME AND ADDRESS                         PREFERRED STOCK       WARRANT SHARES      PURCHASE PRICE
----------------                         ---------------       --------------      --------------
JOHN STEUART                                      8,638               2,591        $   22,458.80
2033 Hearst Avenue
Berkeley, CA 94709

VANTAGE POINT VENTURE PARTNERS 1996             671,152             201,346        $1,744,995.20
1001 Bay Hill Drive, Suite 100
San Bruno, CA 94066

BRADFORD C. WEBB                                  5,000               1,500        $   13,000.00
1215 S. Kihei Road, No. 245
P.O. Box 959
Kihei, HI 96753

ZINSMEYER TRUSTS PARTNERSHIP                     18,000               5,400        $   46,800.00
7777 Bonhomme Avenue, Suite 1400
Clayton, MO 63105

TOTAL                                         3,076,923             576,925        $7,999,999.80

                                   SCHEDULE B

                             SCHEDULE OF EXCEPTIONS

                                 CYBERGOLD, INC.

                          SCHEDULE OF EXCEPTIONS TO THE
             SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                               DATED MAY 18, 1999


               The following are exceptions to the representations and warranties made by CyberGold, Inc. (the "Company") in Section 2 of the Series D Preferred Stock and Warrant Purchase Agreement dated May 18, 1999 (the "Agreement") among the Company and the Investors listed on Schedule A thereto (collectively, the "Investors"), which exceptions shall be deemed to be representations and warranties as if made under the Agreement. To the extent any exception is disclosed pursuant to any specific section of the Agreement designated below, it shall be deemed to be disclosed for any and all purposes required pursuant to the Agreement. (Where the terms of a lease, contract or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such lease, contract or other item.) Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined.


Section 2.1    Organization, Good Standing and Qualification

        The Company has sales personnel in the states of Connecticut and Texas but is not yet qualified to do business as a foreign corporation in such states. The Company intends to become qualified to do business in such states and does not believe that the failure to be so qualified will have a material adverse effect on its business or properties.


Section 2.2    Capitalization and Voting Rights

        The Company has entered into two equipment lease lines with LINC Capital Management ("LINC") for the leasing of computer equipment and other personal property. The first equipment lease line, entered into on March 27, 1997, is for an aggregate principal amount of up to $350,000 and has been fully used. A warrant to purchase 17,500 shares of Series B Preferred Stock was issued to LINC in connection with this lease line. The second equipment lease line, entered into on March 31, 1998, is for an aggregate principal amount of up to $150,000 and has been fully used. A warrant to purchase up to 5,000 shares of Series B Preferred Stock was issued to LINC in connection with this second lease line.

        Nathaniel Goldhaber, the Company's Chief Executive Officer and a member of the Company's Board of Directors, has made certain arrangements regarding the transfer of the shares of the Company's capital stock that he owns for estate planning purposes. Such arrangements do not violate Mr. Goldhaber's obligations under the Investors' Rights Agreement.

        The Company has extended the exercise period for Abe Frumkin's options to purchase Common Stock in order to allow Mr. Frumkin to exercise such options for a period up to 18 months following his termination of service with the Company.

        See Schedule 2.12.


Section 2.8    Litigation

        On April 7, 1998, the Company received a letter from Haight, Brown & Bonesteel, L.L.P., counsel for Terran Systems ("Terran") alleging that the Company owed Terran, an executive recruiting firm, the sum of $18,400 as consideration for the placement of a candidate with the Company. On June 25, 1998, Terran filed suit against the Company in municipal court in the Berkeley/Albany judicial district of the County of Alameda seeking damages in the amount of $18,400 plus interest at the rate of 18% per annum since December 4, 1997. On May 13, 1999, the Company agreed to pay Terran $12,000 in settlement of this matter.

        The Company holds the domain name, "attn.com." On February 3, 1998, the Company received a letter from AT&T indicating that the Company's use of this domain name may infringe AT&T's trademarks. The domain name is not currently in use, and there has been no further action with regard to this matter.

        On March 17, 1998, the Company received a letter from Remedy Temp, Inc. ("Remedy") alleging that the Company owed Remedy payment in the amount of $2800 for the placement of an employee with the Company. On April 23, 1998, the Company contacted Remedy seeking documentation with regard to such claim. This matter was settled on October 30, 1998, and the Company paid Remedy $1,250 pursuant to the settlement agreement.

        In 1996, the Company was sued by Maritz Corporation regarding alleged trademark infringement. The case was settled in 1996 in the Company's favor.

        See Schedule 2.10.


Section 2.10   Patents and Trademarks

        The Company has been issued a trademark for the "CYBERGOLD" mark.

        The Company has applied for international trademark protection for the "CYBERGOLD" mark. The Company's trademark application for the mark in Japan was unsuccessful as the Company was informed that the mark had been previously reserved in the class for which the Company had applied.

        Pursuant to an Assignment Agreement dated December 9, 1995, A. Nathaniel Goldhaber and Gary Fitts assigned to the Company the full and exclusive right to the "Attention Brokerage" process. Mr. Goldhaber is a director and the Company's President and Chief Executive Officer, Mr. Fitts is currently an employee of the Company.

        The Company has been issued the following U.S. patents:

        Patent #5,794,210 for Attention Brokerage, in which users are compensated for paying attention online to advertisements, promotions, and similar information, and Orthogonal Sponsorship, in which users can apply their earned compensation to purchase digital content or other intellectual property.

        Patent #5,855,008 for Consumer Controlled Privacy Management, in which users establish criteria by which their personal information is released to others, those requesting access to personal data provide their identity, intentions for using the personal data, and may offer compensation to the user for access to the personal data, and the user or an automated process decides whether to release the requested personal data based on the user's criteria and the requester's information.

        The Company has notified several competitors and other third parties that it believes may currently, or may have the potential to, infringe on the Company's patents.

        The Company has sent a letter to MyPoints.com ("MyPoints") alleging patent infringement of the Company's Attention Brokerage patent. MyPoints has acknowledged recipt of this letter and settlement discussions are ongoing.

        The Company has had discussion with one of its competitors, Netcentives, regarding the scope of each company's activities with respect to a patent held by the other. There has been no formal exchange regarding this matter, and the Company may explore the possibility of cross-licensing the two patents.

        On March 15, 1999, Netcentives sent the Company a letter regarding the Company's use of Netcentives' name in meta tags on the Company's web site. The Company has since ceased this practice, and there has been no further activity with respect to this matter.


Section 2.11   Compliance with Other Instruments

        The Company has an agreement with Audits & Surveys Worldwide ("ASW"), dated March 17, 1997 (the "ASW Agreement"). Under the terms of the ASW Agreement, ASW has the exclusive right to use the Company's database for survey and analytical purposes during the term of the agreement. The Company believes that ASW breached the terms of the ASW Agreement as of August 1, 1998. On March 15, 1999, the Company entered into an agreement with Maritz Marketing Research (the "Maritz Agreement") granting Maritz Markerting Research the right to use the Company's database for survey and analytical purposes.

        The Company has an agreement with CyberCash, Inc. ("CyberCash"), dated March 28, 1997 (the "CyberCash Agreement"), under which the Company may have been deemed to be in breach of a covenant not to compete. The CyberCash Agreement has subsequently been modified by a Memorandum of Understanding entered into between the Company and CyberCash, dated June 18, 1998.

        See Schedule 2.12.


Section 2.12   Agreements; Action

        The Company has entered into the following agreements and has taken the following actions:

               1. The Company has sold and issued shares of its Series A Preferred Stock to investors of the Company pursuant to a Series A Preferred Stock Purchase Agreement, dated July 2, 1996. Certain of those investors were and continue to be directors and shareholders of the Company.

               2. The Company has sold and issued shares of its Series B Preferred Stock to investors of the Company pursuant to a Series B Preferred Stock Purchase Agreement, dated June 12, 1997 (the "Series B Purchase Agreement"). Certain of those investors were and continue to be directors and shareholders of the Company.

               3. Pursuant to a Note Purchase Agreement dated January 15, 1997, the Company issued Convertible Promissory Notes in the aggregate amount of $1,000,000 to A. Nathaniel Goldhaber, Alafi Capital Company, John Steuart, Regis McKenna, Jay Chiat, Charles Finnie and Paul Levine and Burgess Lea Levine, JTWROS. The outstanding principal and interest under such notes converted into shares of Series B Preferred Stock in connection with the transactions contemplated by the Series B Purchase Agreement.

               4. The Company has sold and issued shares of its Series C Preferred Stock to investors of the Company pursuant to a Series C Preferred Stock Purchase Agreement, dated May 15, 1998 (the "Series C Purchase Agreement"). Certain of those investors were and continue to be directors, officers and shareholders of the Company.

               5. The Company has sold and issued Common Stock and/or issued options to purchase Common Stock to its directors, officers and certain of its employees and consultants.

               6. The Company has issued options to purchase 75,000 and 110,000 shares of Series A Preferred Stock, respectively, to Abe Frumkin and Victor Imbibo.

               7. The Company has an arrangement with Allen Weinberg regarding the potential reduction in the number of options granted to Mr. Weinberg.

               8. On May 10, 1999, the Board granted John Steuart an option to purchase up to 200,000 shares of Common Stock with an exercise price of $2.60 per share. 100,000 shares vest over two years, and 100,000 shares vest over four years. In addition, 50,000 shares will accelerate and vest immediately upon the closing of a firm underwritten offering of the Company's Common Stock.

               9. On May 10, 1999, the Board granted Steve Farber an option to purchase up to 300,000 shares of Common Stock with an exercise price of $2.60 per share. The option shares vest based on the accomplishment of specific performance milestones. The Company has also agreed to pay Mr. Farber cash bonuses upon attaining certain performance milestones. In addition, 50,000 shares of Mr. Farber's existing option to purchase up to 200,000 shares will accelerate and vest immediately upon the closing of a firm underwritten offering of the Company's Common Stock.

               10. The Company currently leases premises located at 2921 Adeline Street, Berkeley, California from Weilman, Treloar & Co. (the "Lessor") in a holdover capacity following the expiration of that certain Commercial Lease and Deposit Receipt between the Company and Lessor dated December 20, 1995. The current monthly rent is $16,000.

               11. The Company has entered into a lease for premises located at 436 14th Street, Oakland, California with Central Building LLC (the "Lessor") pursuant to that certain Standard Office Lease between the Company and Lessor dated March 25, 1999. The Company expects to begin occupying approximately 9,000 square feet of such premises in June 1999 at an initial monthly rent of approximately $14,000. The Company expects to take possession of an additional 6,000 square feet in August 1999 for an additional $9,000 per month. The lease has an initial term of five years.

               12. Pursuant to sale-and-leaseback transactions in March 1997, January 1998 and March 1998, the Company sold to and now leases computer equipment and other personal property from LINC Capital Management. The current monthly payments under such leases totals approximately $16,440.

               13. The Company has entered into that certain Senior Loan and Security Agreement No. 6209 with Phoenix Leasing Incorporated, dated December

                      10, 1998, establishing a secured credit line of up to $400,000. The Company has currently drawn down approximately $214,022 on this credit line.

               14. The Company has entered into an August 1998 service agreement with AboveNet Communications, Inc. The current monthly payment pursuant to this service agreement is approximately $3200.

               15. The Company has entered into agreements with Visa and the First National Bank of Omaha, dated September 12, 1997, as amended. Under the terms of this agreement, the Company may not enter into a similar agreement with a competitor of Visa for a period of up to two years.

               16. The Company has a reseller agreement with EarthLink Network, Inc., an internet service provider ("EarthLink"), dated October 29, 1997 (the "EarthLink Agreement"). Under the term of the EarthLink Agreement, the Company must not market other internet service providers on the EarthLink Mall, and the Company cannot send emails soliciting internet service providers competitive to EarthLink to any members who join CyberGold via EarthLink.

               17. On August 10, 1998, the Company entered into a Letter Agreement with EarthLink (the "EarthLink Letter Agreement") in connection with its micropayments business. Under the EarthLink Letter Agreement, the Company may not promote AT&T, MCI, WorldCom or any internet service providers other than EarthLink on the Company's website during the one-year term of the agreement (with an option for an additional year).

               18. On November 20, 1998, the Company entered into an agreement with MBNA (the "MBNA Agreement") in connection with proposed cash incentives to acquire credit cards. Under the MBNA Agreement, MBNA has an exclusive arrangement to produce co-branded Visa cards for the users of CyberGold.

               19. The Company has entered into an agreement with Interactive Coupons.

               20. The Company has entered into agreements with CyberSource Corporation, dated October 19, 1998.

               21. The Company has entered into a Marketing Participation Agreement, dated November 25, 1998, with Buena Vista Internet Commerce Group, which operates The Disney Store Online and The ESPN Store Online.

               22. The Company has entered into an Advertising Agreement, dated June 25, 1998, with Net Market, a division of Cendant Membership Services, Inc.

               23. The Company has entered into an advertising agreement with Autobytel.com, dated November 17, 1998.

               24. The Company has an agreement with Maritz Marketing Research (the "Maritz Agreement"), dated March 15, 1999. Under the terms of the Maritz Agreement, Maritz Marketing Research has the right to use the Company's database for survey and analytical purposes.

               25. The Company has entered into an Incentive Promotion Agreement with Quintel under which the Company received an advance payment of $100,000. The Company may earn up to $1,000,000 under this agreement.

               26. The Company has entered into a Memorandum of Understanding with Qwest, dated November 3, 1998 ("Qwest MOU"), for custom marketing services. The Company has already earned $300,000 under this MOU and may earn up to an additional $150,000 thereunder.

               27. The Company has also entered into membership acquisition agreements with Web Clients, USA.net, Lycos, InfoSpace.com, Inc., LifeMinders.com, Inc. and cool savings.com inc.

        See Schedules 2.11 and 2.13.


Section 2.13   Related-Party Transactions

        The Company is involved in the following related-party transactions with certain portfolio companies of VantagePoint Venture Partners and Alta Partners, each of which are affiliated with directors of the Company:

               1. Atrieva, a company in which VantagePoint Venture Partners invests, has advertised with the Company.

               2. Lycos, a company in which VantagePoint Venture Partners holds stock, has a vending relationship with the Company.

               3. @Backup, a company in which Alta Partners invests, has advertised with the Company.

               4. ByFaith.com, a company in which Alta Partners invests, has a vending relationship with the Company.

        Nathaniel Goldhaber, the Company's Chief Executive Officer, John Steuart, the Company's Chief Financial Officer, and Garret Gruener, a director of the Company, are personal investors and otherwise affiliated with Ask Jeeves, a company that advertises with CyberGold and with which the Company has a vending relationship.

        Peter Sealey is a director of the Company and serves as a marketing consultant. Dr. Sealey is also a consultant to Visa, one of the Company's partners.

        The Company is contemplating a future marketing or licensing relationship with InterTrust Technologies Corporation ("InterTrust"). Nathaniel Goldhaber is a shareholder of InterTrust, and Duncan Davidson, who holds options to purchase 25,000 shares of the Company's Common Stock, is an executive of InterTrust.

        Nathaniel Goldhaber, the Company's Chief Executive Officer, loaned $100,000 to Gary Fitts, one of the Company's employees, in connection with the purchase of a home. Mr. Fitts pledged his CyberGold options as security for the loan.


Section 2.14   Permits

        Certain of the Company's software licenses may not be current. However, the Company believes that any amount of money necessary to bring all software licenses current would not be material to the Company.


Section 2.16   Manufacturing and Marketing Rights

        The Company has granted reseller rights to certain companies, such as Free Range Media and EarthLink. To date, such agreements have not been material to the Company.

        See Schedule 2.12.


Section 2.20   Title to Property and Assets

        As disclosed above, the Company leases a substantial portion of its equipment pursuant to leases with LINC Capital Management.


Section 2.22   Changes

        F. Christophe Kolb, the Company's former Vice President of Product Marketing, resigned in April 1999.

        See Schedule 2.12.

Section 2.23   Employee Benefit Plans

        The Company has established a 401(k) plan.


Section 2.25   Labor Agreements and Actions; Employee Compensation

        Since the date of incorporation, Nathaniel Goldhaber has not received a salary or any other direct compensation in return for his duties as Chairman and Chief Executive Officer of the Company. While no compensation is due or payable for Mr. Goldhaber's services to date, this arrangement will not continue indefinitely, and the Company expects that the Board of Directors will develop an appropriate compensation plan in the future.